Contacts:
Alfred T. Rogers, Jr.	Scott J. McKim
Chief Executive Officer	Chief Financial Officer
727.685.2097	727.521.7085

BayFirst Reschedules Date for Second Quarter 2026 Conference Call and Webcast
ST. PETERSBURG, Florida – July 28, 2026 – BayFirst Financial Corp. (NASDAQ: BAFN) (“BayFirst” or “Company”), parent company of BayFirst National Bank (“Bank”) today announced that it has changed the date for reporting its second quarter results to after the market close on August 13, 2026.
In a Form 8-K filed on July 14, 2026, the Company announced the implementation of its asset resolution plan. In the same Form 8-K, the Company also reported that its consolidated financial statements as of and for the years ended December 31, 2024, and December 31, 2025, and the quarter ended March 31, 2026, should be restated, and the previously issued consolidated financial statements, and the related audit reports from its independent registered public accounting firm for such periods, should no longer be relied on. As a result, the Company will file amendments to its 2025 Form 10-K and to its first quarter 2026 Form 10-Q. As previously reported, the Company expects to file these amendments by August 12, 2026.
In connection with the asset resolution plan, the financial statement restatements, and the preparation of the Form 10-Q and Form 10-K amendments, the Company also requires additional time to complete its procedures related to its earnings release and webcast for the quarter ended June 30, 2026. The Company expects to issue its earnings release on Thursday, August 13, 2026 and management will host a conference call on Friday, August 14, 2026, at 9:00 a.m. ET to discuss the results. The call will also be broadcast live via the internet.
Interested investors may listen to the call live under the Investor Relations tab at www.bayfirstfinancial.com. Investment professionals are invited to dial (833) 461-5787 to participate in the call using Conference ID 560643219. A replay of the call will be available for one year at www.bayfirstfinancial.com.
About BayFirst Financial Corp.
BayFirst Financial Corp. is a registered bank holding company based in St. Petersburg, Florida which commenced operations on September 1, 2000. Its primary source of income is derived from its wholly owned subsidiary, BayFirst National Bank, a national banking association which commenced business operations on February 12, 1999. The Bank currently operates eleven full-service banking offices throughout the Tampa Bay-Sarasota region and offers a broad range of commercial and consumer banking services to businesses and individuals. As of March 31, 2026, BayFirst Financial Corp. had $1.20 billion in total assets.
Forward-Looking Statements
In addition to the historical information contained herein, this presentation includes "forward-looking statements" within the meaning of such term in the Private Securities Litigation Reform Act of 1995. These statements are subject to many risks and uncertainties, including, but not limited to, the effects of health crises, global military hostilities, weather events, or climate change, including their effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with them; the ability of the Company to implement its strategy and expand its banking operations; changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks related to mergers and acquisitions; changes in benchmark interest rates used to price loans and deposits, changes in tax laws, regulations and guidance; enforcement actions initiated by our regulators and their impact on our operations; and other risks detailed from time to time in filings made by the Company with the SEC, including, but not limited to those “Risk Factors” described in our most recent Form 10-K and Form 10-Q. Readers should note that the forward-looking statements included herein are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.
Note: Transmitted on Globe Newswire on July 28, 2026 at 4:00 p.m. ET.